Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces first quarter 2015 results

Net revenues grow 5.8% with comparable brand revenue growth of 4.6%,

operating margin of 7.0%, and diluted EPS of $0.48

San Francisco, CA, May 20, 2015 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first fiscal quarter ended May 3, 2015 (“Q1 15”) versus the first fiscal quarter ended May 4, 2014 (“Q1 14”).

1st QUARTER 2015 RESULTS

•	Q1 15 net revenues grew 5.8% to $1.031 billion versus $974 million in Q1 14 with comparable brand revenue growth of 4.6%.
•	Q1 15 operating margin was 7.0% versus 7.6% in Q1 14.
•	Q1 15 diluted earnings per share (“EPS”) was $0.48 versus $0.48 in Q1 14.
•	Cash returned to stockholders totaled $85 million, comprising $53 million in stock repurchases and $32 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “Our first quarter results were better than we expected, driven by West Elm and our new businesses, as well as strong operational and financial execution across all of our brands. Based on the results we see across our portfolio, we are confident in the fundamentals of our business and the year ahead. We believe that our growth strategies, consistent execution and operational discipline, put us on track to deliver another record year for our shareholders.”

Ms. Alber concluded, “We believe our strong brands and profitable multi-channel strategy create a sustainable competitive advantage. We are focused on executing our long-term growth initiatives and we believe we are well-positioned for consistent market share gains.”

Net revenues increased to $1.031 billion in Q1 15 from $974 million in Q1 14.

Comparable brand revenue growth in Q1 15 increased 4.6% on top of 10.0% in Q1 14 as shown in the table below:

1st Quarter Comparable Brand Revenue Growth by Concept*

	Q1 15	Q1 14

Pottery Barn	2.4%	9.7%
Williams-Sonoma	2.7%	6.0%
West Elm	15.3%	18.8%
Pottery Barn Kids	0.8%	8.1%
PBteen	3.0%	12.0%

Total	4.6%	10.0%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

E-commerce net revenues in Q1 15 increased 8.4% to $533 million from $491 million in Q1 14. E-commerce net revenues generated 52% of total company net revenues in Q1 15, compared to 50% in Q1 14.

Retail net revenues in Q1 15 increased 3.1% to $498 million from $483 million in Q1 14.

Operating margin in Q1 15 was 7.0% compared to 7.6% in Q1 14:

•	Gross margin was 36.8% in Q1 15 versus 37.8% in Q1 14.

•	Selling, general and administrative (“SG&A”) expenses were $307 million, or 29.8% of net revenues in Q1 15, versus $294 million, or 30.2% of net revenues, in Q1 14.

EPS in Q1 15 was $0.48 versus $0.48 in Q1 14.

Merchandise inventories at the end of Q1 15 increased 10.9% to $943 million from $850 million at the end of Q1 14. Inventory on-hand and available-for-sale grew 5.1% year-over-year. Inventory on-hand and available-for-sale for the Pottery Barn portfolio of brands declined by 2.0% year-over-year versus the end of Q1 14, with a 3.2% decrease in Pottery Barn, our largest brand.

STOCK REPURCHASE PROGRAM

During Q1 15, we repurchased 664,402 shares of common stock at an average cost of $79.11 per share and a total cost of approximately $53 million. As of May 3, 2015, there was approximately $234 million remaining under the three-year, $750 million stock repurchase program announced in March 2013.

FISCAL YEAR 2015 FINANCIAL GUIDANCE

2nd Quarter 2015 Guidance Financial Highlights (Includes impact of the west coast port slowdown)*
Total Net Revenues (millions)	$1,085 – $1,105
Comparable Brand Revenue Growth	4% – 6%
Diluted EPS	$0.53 – $0.57

Fiscal Year 2015 Guidance Financial Highlights (Includes impact of the west coast port slowdown)*
Total Net Revenues (millions)	$4,950 – $5,020
Comparable Brand Revenue Growth	4% – 6%
Operating Margin	10.2% – 10.5%
Diluted EPS	$3.35 – $3.45
Income Tax Rate	38.3% – 38.8%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180

*    We have estimated the impact of the west coast port slowdown to be an approximate $30 to $40 million reduction in net revenues and a $0.10 to $0.12 reduction in EPS in fiscal year 2015. The second quarter 2015 impact is estimated to be a $5 to $10 million reduction in net revenues and a $0.02 to $0.04 reduction in EPS.

Store Opening and Closing Guidance by Retail Concept*
	FY 2014 ACT	FY 2015 GUID

	Total	New	Close	End

Williams-Sonoma	243	5	(10)	238
Pottery Barn	199	4	(6)	197
Pottery Barn Kids	85	6	(4)	87
West Elm	69	19	-	88
Rejuvenation	5	1	-	6

Total	601	35	(20)	616

* Included in the FY 14 store count are 13 stores in Australia and one store in the UK. FY 15 guidance includes six additional Australian stores.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 20, 2015, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

We have reconciled non-GAAP diluted EPS with the most directly comparable GAAP financial measure in Exhibit 1. This non-GAAP financial measure excludes the impact of unusual business events which occurred in FY 14. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our FY 15 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our confidence in the fundamentals of our business; our growth strategies; our competitive advantage; our execution of long-term growth initiatives and our market share positioning; our future financial guidance, including Q2 15 and FY 2015 guidance; our three-year stock repurchase program; the impact of the west coast port slowdown; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 15; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2015 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 603 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended May 3, 2015 and May 4, 2014

(Dollars and shares in thousands, except per share amounts)

	1st Quarter
	2015		2014
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$532,573	51.7%	$491,289	50.4%
Retail net revenues	498,103	48.3	483,041	49.6

Net revenues	1,030,676	100.0	974,330	100.0
Cost of goods sold	651,835	63.2	605,922	62.2

Gross profit	378,841	36.8	368,408	37.8
Selling, general and administrative expenses	306,913	29.8	294,082	30.2

Operating income	71,928	7.0	74,326	7.6
Interest (income) expense, net	8	—	(69)	—

Earnings before income taxes	71,920	7.0	74,395	7.6
Income taxes	27,130	2.6	28,233	2.9

Net earnings	$44,790	4.3%	$46,162	4.7%

Earnings per share (EPS):
Basic	$0.49		$0.49
Diluted	$0.48		$0.48
Shares used in calculation of EPS:
Basic	91,707		93,993
Diluted	93,300		95,618

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	May 3, 2015	Feb. 1, 2015	May 4, 2014
Assets
Current assets
Cash and cash equivalents	$78,851	$222,927	$112,870
Restricted cash	-	-	14,295
Accounts receivable, net	64,720	67,465	54,725
Merchandise inventories, net	942,800	887,701	850,416
Prepaid catalog expenses	35,648	33,942	34,986
Prepaid expenses	59,684	36,265	79,491
Deferred income taxes, net	130,889	130,618	121,443
Other assets	11,627	13,005	9,261

Total current assets	1,324,219	1,391,923	1,277,487

Property and equipment, net	876,785	883,012	837,012
Non-current deferred income taxes, net	-	4,265	-
Other assets, net	50,085	51,077	53,601

Total assets	$2,251,089	$2,330,277	$2,168,100

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$367,525	$397,037	$369,279
Accrued salaries, benefits and other	87,067	136,012	88,796
Customer deposits	258,854	261,679	233,563
Borrowings under revolving line of credit	60,000	-	-
Income taxes payable	8,322	32,488	2,571
Current portion of long-term debt	1,968	1,968	1,785
Other liabilities	45,092	46,764	40,232

Total current liabilities	828,828	875,948	736,226

Deferred rent and lease incentives	170,528	166,925	158,339
Long-term debt	-	-	1,968
Non-current deferred income taxes	1,958	-	2,850
Other long-term obligations	63,143	62,698	60,425

Total liabilities	1,064,457	1,105,571	959,808

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 91,644, 91,891 and 94,184 shares issued and outstanding at May 3, 2015, February 1, 2015 and May 4, 2014, respectively	917	919	942
Additional paid-in capital	527,257	527,261	509,178
Retained earnings	662,671	701,214	693,670
Accumulated other comprehensive income	(2,257)	(2,548)	7,391
Treasury stock, at cost	(1,956)	(2,140)	(2,889)

Total stockholders’ equity	1,186,632	1,224,706	1,208,292

Total liabilities and stockholders’ equity	$2,251,089	$2,330,277	$2,168,100

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirteen weeks ended May 3, 2015 and May 4, 2014

(Dollars in thousands)

	Year-to-Date
	2015	2014
Cash flows from operating activities
Net earnings	$44,790	$46,162
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	41,478	38,630
Loss on disposal/impairment of assets	1,694	644
Amortization of deferred lease incentives	(5,999)	(5,782)
Deferred income taxes	(5,498)	(4,649)
Tax benefit related to stock-based awards	20,572	43,223
Excess tax benefit related to stock-based awards	(8,724)	(21,371)
Stock-based compensation expense	14,010	12,368
Other	51	173
Changes in:
Accounts receivable	2,864	5,692
Merchandise inventories	(53,746)	(36,108)
Prepaid catalog expenses	(1,706)	(1,430)
Prepaid expenses and other assets	(21,439)	(41,951)
Accounts payable	(25,030)	(19,276)
Accrued salaries, benefits and other current and long-term liabilities	(51,387)	(48,164)
Customer deposits	(3,106)	5,216
Deferred rent and lease incentives	8,260	3,092
Income taxes payable	(24,155)	(46,798)

Net cash used in operating activities	(67,071)	(70,329)

Cash flows from investing activities:
Purchases of property and equipment	(40,384)	(38,119)
Other	5	133

Net cash used in investing activities	(40,379)	(37,986)

Cash flows from financing activities:
Borrowings under revolving line of credit	60,000	-
Repurchase of common stock	(52,562)	(53,309)
Payment of dividends	(31,934)	(32,891)
Tax withholdings related to stock-based awards	(21,734)	(46,730)
Excess tax benefit related to stock-based awards	8,724	21,371
Net proceeds related to stock-based awards	1,836	2,997
Other	-	(6)

Net cash used in financing activities	(35,670)	(108,568)

Effect of exchange rates on cash and cash equivalents	(956)	(368)
Net decrease in cash and cash equivalents	(144,076)	(217,251)
Cash and cash equivalents at beginning of period	222,927	330,121

Cash and cash equivalents at end of period	$78,851	$112,870

Exhibit 1

1st Quarter Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated				Total
	Q1 15	Q1 14	Q1 15	Q1 14	Q1 15		Q1 14		Q1 15	Q1 14
Net Revenues	$532,573	$491,289	$498,103	$483,041	$-		$-		$1,030,676	$974,330
Operating Income/(Expense)	127,574	121,136	28,126	30,196	(83,772)		(77,006)		71,928	74,326
Operating Margin	24.0%	24.7%	5.6%	6.3%	(8.1%	)	(7.9%	)	7.0%	7.6%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 15 ACT	Q2 15 GUID	FY 15 GUID
2015 GAAP Diluted EPS	$0.48	$0.53 - $0.57	$3.35 - $3.45

	Q1 14 ACT	Q2 14 ACT	FY 14 ACT
2014 GAAP Diluted EPS	$0.48	$0.53	$3.24
Impact of Unusual Business Events (1)	-	-	(0.04)
2014 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.48	$0.53	$3.20

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Feb. 1, 2015	Openings	Closings	May 3, 2015	May 4, 2014	May 3, 2015	May 4, 2014
Williams-Sonoma	243	-	(2)	241	248	6,600	6,600
Pottery Barn	199	-	(1)	198	195	13,700	13,800
Pottery Barn Kids	85	2	-	87	84	7,500	7,700
West Elm	69	3	-	72	58	13,600	14,100
Rejuvenation	5	-	-	5	4	10,000	13,200
Total	601	5	(3)	603	589	9,900	9,900

	Feb. 1, 2015	May 3, 2015	May 4, 2014
Total store selling square footage	3,684,000	3,709,000	3,600,000
Total store leased square footage	5,965,000	5,998,000	5,850,000

Notes:

(1)	Impact of Unusual Business Events – During FY 14, we received our share of the VISA/MasterCard antitrust litigation settlement. This settlement (a benefit) totaled approximately $0.04 per diluted share in FY 14, and is recorded in SG&A expenses within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – This table includes non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our FY 15 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.